EXHIBIT 23.1

                  CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

To: PARK HILL CAPITAL I CORPORATION .


As independent registered public accounting firm, we consent to the use in this Annual Report on Form 10-KSB of Park Hill Capital I Corporation of our report dated August 17, 2005, relating to the consolidated financial statements of Park Hill Capital I Corporation and its subsidiaries, which appear in such Annual Report.

/s/ Schwartz Levitsky Feldman  LLP
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Schwartz Levitsky Feldman  LLP

Montreal, Canada
October 28, 2005